EXHIBIT 23

                         Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-KSB) of Avoca, Incorporated of our report dated January 13, 1997, included in the 1996 Annual Report to Shareholders of Avoca, Incorporated.

                                                     /s/ Ernst & Young LLP

New Orleans, Louisiana
January 13, 1997